UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 2, 2014

BRISSET BEER INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-54452 (Commission File Number)	80-0778461 (I.R.S. Employer Identification No.)

370 Guy, Suite G9, Montreal, Quebec H3J 1S6
(Address of Principal Executive Offices, Zip Code)

702-938-0491
(Registrant's telephone number, including area code)

__________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|   | Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|   | Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|  |  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|  |  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Business and Operations
Item 1.01     Entry into Material Definitive Agreement.

Biere Brisset International Inc., a company incorporated under the Canada Business Corporations Act which is a wholly owned subsidiary of Brisset Beer International, Inc. (the “Company”), entered into a Manufacturing and Distribution Agreement on December 2, 2014 with a company incorporated in Quebec which does business under the name “Breuvages Blue Spike” (“Blue Spike”). Pursuant to the terms of the agreement, the Company granted Blue Spike the exclusive right to manufacture and act as its agent to distribute and sell its Broken 7 beer in certain designated Canadian provinces and nineteen states in the U.S.  The Company reserved for itself the right to choose to manufacture the products in its own facilities.

The agreement sets forth minimum quantities which Blue Spike will manufacture for the Company, as well as the manufacturing prices and the situations which will result in increases thereof.

Blue Spike is responsible for distributing and transporting the Broken 7 beer it manufactures for the Company. The Company, with the approval of Blue Spike, can continue selling products manufactured by Blue Spike in its own distribution network.

The Company is responsible, at its expense, for the marketing and promotion of Broken 7, and agreed to invest 25% of the gross margin of its products for marketing and advertising for one year of production.

The Company granted Blue Spike a right of first refusal if the Company sells or transfers all or a portion of its rights in its brands. If the Company is sold during the term of the agreement, the Company is obligated to pay Blue Spike 2.5% of the purchase price for every $250,000 of product sales, up to $5 million. The agreement also provides for various payments returns to Blue Spike if the Company is sold when the agreement is no longer in effect, depending on when and why the agreement is no longer in effect.

The agreement is for an initial term of 5 years and is automatically renewed for 5 years unless either party notifies the other of its intention not to renew 180 days prior to the expiration of the term. The agreement also provides for other situations of termination.

The Company granted Blue Spike a right of first refusal to manufacture or act as exclusive agent for the distribution and sale of its products in other territories.

For all the terms of the Manufacturing and Distribution Agreement, reference is hereby made to such Agreement annexed hereto as Exhibit 10.20. All statements made herein concerning such document are qualified by references to said exhibit.

Section 9 – Financial Statements and Exhibits
Item 9.01    Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.                      Description

10.20           Manufacturing and Distribution Agreement on December 2, 2014 with 90127-2021 Quebec Inc. d/b/a Breuvages Blue Spike and Brisset Beer International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISSET BEER INTERNATIONAL, INC.

By: /s/ Stephane Pilon
Name: Stephane Pilon
Title: President

Date:  December 4, 2014